STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       FOR
                       NATIONAL PAINTBALL SUPPLY CO., INC.


Pursuant to Section 33-10-107 of the 1976 South Carolina Code of Laws, as amended, the corporation hereby submits the following information:

1.   The name of the Corporation is National Paintball Supply Co., Inc.

2. If the name of the Corporation has ever been changed, all of its former names:

a)       National Paint Ball Buyers Club, Inc.
b)       ______________________________________________________________

3. The original articles of incorporation were filed on November 14, 1989. These Amended and Restated Articles of Incorporation amend and restate entirely the articles of incorporation filed on November 14, 1989.

4. The registered office of the corporation is 155 Verdin Road, Greenville, South Carolina (Greenville County) 29607 and the registered agent at such address is William R. Fairbanks.

5. The corporation is authorized to issue a single class of common shares, par value $.001 per share and the total number of shares authorized is 50,000,000.

     The Corporation is authorized to issue 20,000,000 shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Corporation's Board of Directors in its sole discretion. The Corporation's Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Corporation: (a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the association; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

6. The optional provisions which the corporation elects to include in the articles of incorporation are as follows: (See 33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina
     Code).

     (a) Shareholders of the Company shall not have statutory preemptive rights to purchase shares of the Company.

     (b)  Shareholders shall not be entitled to cumulate votes for directors.

     (c) A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit.

     (d) A director of the corporation shall be indemnified for liability arising out of his service as a director to the maximum extent permitted by Section 33-8-510 of the South Carolina Business Corporation Act of 1988, as amended (or any successor provision). The corporation shall advance expenses to directors of the Corporation to the maximum extent permitted by Section 33-8-530 of the South Carolina Business Corporation Act of 1988, as amended (or any successor provision). Neither any amendment nor repeal of this provision, nor the adoption of any provision of these Articles of Incorporation inconsistent with this provision, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

7. Unless a delayed effective date is specified, this application will be effective upon acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended).
     ____________________

         Certificate Accompanying the Restated Articles of Incorporation

Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:

A. ( ) The attached restated articles of incorporation do not contain any amendments to the corporation's articles of incorporation and have been duly approved by the corporation's board of directors as authorized by
     Section 33-10-107(a) of the 1976 South Carolina Code of Laws, as amended.

B. (X) The attached restated articles of incorporation contain one or more amendments to the corporation's articles of incorporation. Pursuant to
     Section 33-10-107(d)(2) also, the following information concerning the amendment(s) is hereby submitted:

     1.   On   __________________,   the   corporation   adopted  the  following
          amendment(s) to its articles of incorporation:

          The Articles of Incorporation were amended and restated in full, as set forth above.

     2. The manner, if not set forth in the Amendment(s), in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or NA).

     3.   Complete either a or b, whichever is applicable.

          (a)  (X) Amendment(s) adopted by shareholder action.

At the date of adoption of the Amendment(s), the number of outstanding shares of each voting group entitled to vote separately on the Amendment(s), and vote of such shares was:

                           Number of        Number of         Number of Votes      Number of Undisputed
         Voting            Outstanding      Votes Entitled    Represented at          Shares Voted
         Group             Shares           to be Cast        the Meeting      For       or         Against
         ------            -----------      --------------    --------------   ----------------------------
         Common Stock      5,948,295        5,948,295         5,948,295         5,948,295        0

Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

     (b) ( ) Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code
          of Laws, as amended and shareholder action was not required.

Date   February 26, 2001               National Paintball Supply Co., Inc.
                                       ---------------------------------------
                                       Name of Corporation

                                       /s/ William R. Fairbanks
                                       ---------------------------------------
                                       Signature


                                       William R. Fairbanks, President
                                       ---------------------------------------
                                       Type or Print Name and Office